EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated May 24, 2006 relating to the financial statements of Triton Petroleum Group, Inc. (formerly known as “American Petroleum Group, Inc.”) and Subsidiary for the years ended December 31, 2005 and 2004

/s/ Brown Smith Wallace, L.L.C

Brown Smith Wallace, L.L.C.

St. Louis, Missouri

December 20, 2006

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